Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-4 of Royal Gold, Inc. of our report dated August 11, 2003 relating to the financial statements which appear in Royal Gold Inc.’s Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
July 6, 2004